SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a - 101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the registrant  X
Filed by a party other than the registrant ___
Check the appropriate box:
___   Preliminary proxy statement
 X    Definitive proxy statement
___   Definitive additional materials
___   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
___ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

INFORMIX CORPORATION
(Name of Registrant as Specified in Its Charter)

INFORMIX CORPORATION
(Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

      X      No fee required.

    ___    Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which
transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     ___   Fee paid previously with preliminary materials.
     ___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule of registration statement no.:

     (3)  Filing party:

     (4)  Date filed:
____________

INFORMIX(R)

April 14, 1997

Dear Stockholder:

     It is with great pleasure that the Board of Directors invites you to attend the Annual Meeting of Stockholders of Informix Corporation (the "Corporation") to be held at 5:00 p.m. local time on Thursday, May 22, 1997 at the Corporation's headquarters located at 4100 Bohannon Drive, Menlo Park, California.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, whether you plan to attend the meeting or not, the Board urges you to complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order that as many shares as possible may be represented at the meeting.

     At the Annual Meeting, the stockholders will consider proposals to: (i) elect one Class I director to a three-year term; (ii) approve the implementation of the 1997
Employee Stock Purchase Plan and the reservation of 4,000,000 shares for issuance thereunder; (iii) approve an amendment to the 1994 Stock Option and Award Plan to increase the number of shares reserved for issuance under the plan by 8,000,000 shares; and (iv) ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors. Following the Annual Meeting, the management of the Corporation will report on the Corporation's financial and operating performance.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

     The vote of every stockholder is important, and your cooperation in promptly returning your executed proxy will be appreciated. A proxy may be revoked prior to the meeting and will not affect your right to vote in person in the event that you decide to attend the meeting.

Sincerely,


Phillip E. White
Chairman of the Board

INFORMIX

NOTICE OF 1997 ANNUAL MEETING

To the Stockholders:

     Please take notice that the Annual Meeting of the Stockholders of Informix Corporation, a Delaware corporation
(the "Corporation"), will be held on Thursday, May 22, 1997, at 5:00 p.m., local time, at the Corporation's headquarters, located at 4100 Bohannon Drive, Menlo Park, California, for the following purposes:

            1. To elect one Class I director to serve for a three-year term.

            2. To vote upon a proposal to approve the implementation of the 1997 Employee Stock Purchase Plan and the reservation of 4,000,000 shares for issuance thereunder.

            3. To vote upon a proposal to approve an amendment to the 1994 Stock Option and Award Plan to increase the number of shares reserved for issuance under the plan by 8,000,000 shares.

            4. To vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors for the 1997 fiscal year.

            5. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on March 28, 1997 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

By Order of the Board of Directors,


David H. Stanley, Secretary

Menlo Park, California
April 14, 1997


IMPORTANT:  PLEASE COMPLETE, DATE, SIGN AND PROMPTLY
MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE
PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED
AT THE MEETING.  IF YOU ATTEND THE MEETING, YOU MAY VOTE
IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE
SENT IN YOUR PROXY.

INFORMIX
4100 BOHANNON DRIVE
MENLO PARK, CALIFORNIA 94025
(415) 926-6300


PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Informix Corporation ("Informix" or the "Corporation") for the Annual Meeting of Stockholders of the Corporation to be held on May 22, 1997 at the Corporation's headquarters located at 4100 Bohannon Drive, Menlo Park, California (the "Annual Meeting").

PROXY SOLICITATION

     This solicitation of proxies is made on behalf of the Informix Board of Directors.

     In addition to soliciting stockholders by mail, the Corporation will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Corporation will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. The Corporation may use the services of its officers, directors and others, including professional proxy solicitors, to solicit proxies, personally or by telephone.
The cost of soliciting proxies will be borne by the Corporation. The Corporation has retained Corporate Investor Communications, professional proxy solicitors, to assist in the soliciting of proxies. Employees of the soliciting firm may solicit proxies personally, by telephone and facsimile and by any other means of communication. The Corporation expects to pay the solicitor a fee of approximately $7,000 plus normal out-of-pocket expenses for its assistance in preparing soliciting material and soliciting proxies.

     The date of this Proxy Statement is April 14, 1997, the approximate date on which the Proxy Statement and form of proxy were first sent or given to stockholders. The Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements, is included with this Proxy Statement.

     On March 28, 1997, the record date for the Annual
Meeting, the Corporation had outstanding 151,214,093 shares of Common Stock, all of which are entitled to vote on all matters to be acted upon at the Annual Meeting. Each stockholder is entitled to one vote for each share of stock held by him or her.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing with the Secretary of the Corporation an instrument revoking it, by presenting at the Annual Meeting a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


ELECTION OF DIRECTORS
(ITEM A ON PROXY CARD)

     Informix has a five member Board of Directors.
Directors are elected for three-year terms, and are divided into three classes, with directors of one class elected at each Annual Meeting of Stockholders. At the 1997 Annual
Meeting, one director in Class I is to be elected to a term expiring at the 2000 Annual Meeting, or until his successor is duly elected and qualified. Directors in Class II (Messrs. Koch and McDonnell) and Class III (Messrs. Knorp and White) have been elected to terms expiring at the Annual Meetings in 1998 and 1999, respectively, or until their successors are duly elected and qualified.

     The Corporation's nominee for Class I director is Cyril J. Yansouni. Mr. Yansouni is a Class I member of the present Board. The proxy holders intend to vote each proxy received by them for the election of the named nominee unless otherwise instructed on the proxy card. The Corporation is not aware of any circumstances why the nominee will be unable or will decline to serve as a director. In the event that a nominee for director shall become unavailable or unable to serve, it is intended that votes under the proxies will be cast for such substitute nominee as may be nominated by the Board.

      If a quorum is present or represented and voting, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the director. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present, but will have no effect on the vote.

     THE INFORMIX BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF MR. YANSOUNI
AS A CLASS I DIRECTOR OF INFORMIX.

     The following table sets forth the name and age of each director, including the continuing directors and the nominee for director, and the year during which each individual began serving as a director of the Corporation.



                                        Served as Director
                                        of the Corporation
                            Age         From
Class I Director
Cyril J. Yansouni           54          1991
Class II Directors
James L. Koch               53          1991
Thomas A. McDonnell         51          1988
Class III Directors
Albert F. Knorp, Jr.        61          1984
Phillip E. White            54          1989

     Set forth below are biographical summaries of the incumbent directors and the nominee, including descriptions of their principal occupations:

     Albert F. Knorp, Jr. has served as Assistant Secretary of
Informix since 1985. Mr. Knorp has been of counsel to the law firm of Gray Cary Ware & Freidenrich since November 1994. He had previously been a partner in the law firm of Lewis, Knorp, Walsh &
Kavalaris since its formation in November 1990. Mr. Knorp serves as Chairman of the Nominating Committee and as a member of the Audit Committee.

     James L. Koch has been the Director of the Center for Science, Technology and Society at Santa Clara University since February 1997 and Professor of Management and Corporate Strategy at Santa Clara University since July 1990. Mr. Koch served as Dean of the Leavey School of Business & Administration at Santa Clara University from July 1990 to July 1996. Mr. Koch serves as a member of the Audit and Compensation Committees.

     Thomas A. McDonnell became a director of Informix in February 1988. He has served as Chief Executive Officer of DST Systems, Inc. ("DST"), a transfer agent for mutual funds, stocks and bonds, since October 1984 and as a director of DST since 1971. He has served as President of DST from 1973 until October 1984 and from March 1987 to the present, and was its Treasurer from 1973 to September 1995. Mr. McDonnell was Executive Vice President of Kansas City Southern Industries, Inc. ("KCSI"), a holding company and the former parent of DST, from August 1983 to November 1995 and was a director of KCSI from August 1983 to November 1995. Mr. McDonnell is also director of BHA Group, Inc., a manufacturer of pollution control devices, Cerner Corporation, a provider of software and technology to the healthcare industry, Computer Sciences Corporation, an information technology company, Euronet Services, Inc., an operator of automatic teller machines, Janus Capital Corporation, a registered investment advisor, and Nellcor-Puritan-Bennett Corporation, a medical device company. Mr. McDonnell serves as Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating Committee.

     Phillip E. White has been Informix's Chief Executive Officer and a director since January 1989. He has held the additional office of President since August 1990 and of Chairman since December 1992. Mr. White also serves as a director of Adaptec, Inc., a computer input/output technology company, and of Legato Systems, a manufacturer and developer of network storage management software products.

     Cyril J. Yansouni has been the Chief Executive Officer and Chairman of Read-Rite Corporation, a manufacturer of thin film magnetic recording heads, since March 1991. Mr. Yansouni is also a director of PeopleSoft, Inc., a software company, and Raychem Corporation, an international manufacturer and marketer of products for electronics, industrial and telecommunications applications. Mr. Yansouni serves as Chairman of the Compensation Committee and as a member of the Audit Committee.

     There is no family relationship between any director or executive officer of the Corporation.

     During 1996, the Board of Directors of the Corporation held a total of five meetings. No director attended fewer than 75% of the meetings of the Board of Directors and the committees of the Board on which such director served.

     The Board of Directors has an Audit Committee, a
Compensation Committee and a Nominating Committee.

     The Audit Committee recommends the appointment of independent auditors to the Board, reviews the results of the audit of the Corporation's financial statements by the independent auditors, reviews with management and with the independent auditors the annual financial statements and independent auditors' report, approves professional services performed by the independent auditors and related fees, and periodically reviews the Corporation's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Messrs. Knorp, Koch, McDonnell and Yansouni. During 1996, the Audit Committee met four times.

     The Compensation Committee reviews and recommends salaries for the Chief Executive Officer, other officers and key employees. The Compensation Committee also serves as the committee which administers the Corporation's 1986 Stock Option Plan, 1992 Equity Incentive Plan and 1994 Stock Option and Award Plan and in this capacity approves employee stock option grants and awards. The members of the Compensation Committee are Messrs. Koch, McDonnell and Yansouni.
During 1996, the Compensation Committee met six times.

     The Nominating Committee identifies and recommends to the Board of Directors prospective candidates to be considered as nominees for election to the Board. The members of the Nominating Committee are Messrs. Knorp and McDonnell. The Nominating Committee held two meetings during 1996, for the purpose of nominating Mr. Yansouni for re-election to the Corporation's Board of Directors. The
Nominating Committee will consider the names and qualifications of candidates for the Board submitted by stockholders in accordance with the procedures set forth in "Stockholder Proposals to be Presented at the Next Annual
Meeting" below and in the Bylaws of the Corporation.


SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Such executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms filed by such reporting persons.

     Based solely on the Corporation's review of such forms furnished to the Corporation and written representations from certain reporting persons, the Corporation believes that all filing requirements applicable to the Corporation's executive officers, directors and greater than 10% beneficial owners were complied with.


COMPENSATION OF DIRECTORS

     For the fiscal year ended December 31, 1996, the
Corporation paid all outside directors as follows:  $1,000
for each Board meeting attended; $500 for each meeting of the Audit and Compensation Committees attended; and $2,000 per quarter. For the fiscal year ending December 31, 1997, the outside directors will continue to receive the same compensation as they received in 1996. The Corporation reimburses directors for travel expenses associated with attending board meetings. From time to time, the Corporation may invite the directors' spouses to accompany the directors to a board meeting. When invited, the Corporation also pays the travel expenses incurred by the spouses. In 1996, these spousal travel expenses were less than $10,000 per director. In addition, the outside directors receive options to acquire shares of the Corporation's Common Stock under the Informix 1989 Outside Directors Stock Option Plan (see the "Outside Directors
Stock Option Plan"). Employee directors did not in 1996, and will not in 1997, receive any additional compensation for serving as a director.


OUTSIDE DIRECTORS STOCK OPTION PLAN

     At the 1990 Annual Meeting of Stockholders, the stockholders approved the adoption of the Informix 1989
Outside Directors Stock Option Plan (the "Directors Option
Plan"). Only directors who are not employees of the Corporation or any parent or subsidiary corporations of the Corporation are eligible to be granted options under the Directors Option Plan. The Directors Option Plan is administered by a committee appointed by the Board of Directors of the Corporation, which currently is all of the members of the Board. Options for 15,000 shares of stock are granted automatically upon election or re-election to the Board of Directors.

     Options granted under the Directors Option Plan are evidenced by written agreements specifying the number of shares of stock covered thereby and the option price, which price shall be the fair market value of the shares as of the date of grant of the option. No option may be exercised after the expiration of ten years from the date the option is granted. All options must be granted, if at all, no later than May 2009. A total of 1,600,000 shares of Common Stock of the Corporation (subject to adjustment in the event of certain changes in the capital structure of the Corporation) may be issued under the Directors Option Plan.

     In 1996, Mr. Knorp was granted an option for 15,000 shares upon re-election to the Board which vests pro-rata over a three year period from the date of grant. Assuming Mr. Yansouni is re-elected to the Board at the 1997 Annual Meeting, he will be granted an option for 15,000 shares which will vest pro-rata over a three year period from the date of the grant. Options issued to terminated directors lapse 30 days after termination as a director and unexercised shares subject to those options are returned to the share reserve and become available for future stock option grants.

     Options may be exercised by payment of the option price in cash, check or cash equivalent. All options granted under the Directors Option Plan shall be nonqualified stock options, that is options which do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Options are non-assignable and non-transferable and may be exercised only by the optionee. In the event of a transfer of control or the dissolution of the Corporation, the director shall have 30 days within which to exercise the options to the extent of all or any part of the shares subject to such options.

     The Board may terminate or amend the Directors Option Plan at any time, but without the approval of stockholders, the Board may not amend the Directors Option Plan to increase the number of shares subject thereto or to change the class of persons eligible to receive options thereunder.


STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information regarding the ownership of the Common Stock of the Corporation as of March 28, 1997, by all persons who, to the knowledge of the Corporation, were the beneficial owners of 5% or more of the outstanding shares of Common Stock of the Corporation, each director and director nominee of the Corporation, each of the executive officers named in the Summary Compensation Table below, and all current directors and executive officers of the Corporation as a group:


                                                                       APPROXIMATE
                                         AMOUNT AND NATURE             PERCENT OF COMMON
NAME                                     BENEFICIAL OWNERSHIP (1)      STOCK OUTSTANDING
5% Stockholders
The Equitable Companies
  Incorporated (2)                       13,192,382                    8.7%

Directors and Executive Officers
Ronald M. Alvarez (3)                        53,750                      *
D. Kenneth Coulter (4)                      292,071                      *
Howard H. Graham (5)                         45,098                      *
Albert F. Knorp, Jr. (6)                    147,880                      *
James L. Koch (7)                            84,000                      *
Thomas A. McDonnell (8)                     130,000                      *
Mike Saranga (9)                            226,760                      *
Phillip E. White (10)                     1,307,012                      *
Edwin C. Winder (11)                        310,680                      *
Cyril J. Yansouni (12)                       40,000                      *

All current directors and executive
officers as a group (19 persons) (13)     4,533,216                    3.0%

_______________

* Represents less than 1% of the outstanding shares.

(1) Except as set forth below, to the Corporation's knowledge, the persons named in the table under "Directors and Executive Officers" have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2)  This information is based solely on the Schedule 13G dated
February 13, 1997 which was filed with the Securities and Exchange Commission by The Equitable Companies Incorporated which states that these shares were beneficially owned by subsidiaries of The
Equitable Companies Incorporated as of December 31, 1996.

(3) Includes 53,750 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(4) Includes 283,750 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(5) Includes 40,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(6) Includes 25,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.
Also includes 99,740 shares held by Seaport Ventures, LP, a limited partnership, of which Mr. Knorp and his spouse are both general partners and limited partners.

(7) Includes 82,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(8) Includes 85,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(9) Includes 225,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(10) Includes 1,295,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(11) Includes 297,500 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(12) Includes 40,000 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

(13) Includes 3,427,250 shares subject to options currently exercisable or exercisable within 60 days of March 28, 1997.

APPROVAL OF THE IMPLEMENTATION OF THE 1997 EMPLOYEE
STOCK PURCHASE PLAN AND THE RESERVATION OF
4,000,000 SHARES FOR ISSUANCE THEREUNDER.
(ITEM B ON PROXY CARD)

     The Corporation has adopted the new 1997 Employee Stock Purchase Plan (the "Purchase Plan") and reserved 4,000,000 shares of the Corporation's Common Stock thereunder, subject to the approval of the Corporation's stockholders. Assuming approval of the Purchase Plan at the Annual Meeting, the Purchase Plan will replace the Corporation's existing 1987 Employee Stock Purchase Plan, which expires on July 1, 1997.

     The purpose of the Purchase Plan is to promote the success and enhance the value of the Corporation, by providing eligible employees of the Corporation and its participating subsidiaries with the opportunity to purchase shares of Common Stock of the Corporation through payroll deductions. The Corporation also believes that the Purchase Plan is necessary to assist the Corporation in attracting and retaining employees of outstanding competence in the highly competitive labor markets in which the Corporation competes. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be required to approve the implementation of the 1997 Employee Stock Purchase Plan and the reservation of 4,000,000 shares of the Corporation's Common Stock for issuance thereunder. Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum. While abstentions will be counted as votes against this proposal, broker non-votes will not be treated as entitled to vote on this proposal, and accordingly, will not be counted when determining whether or not this proposal has been approved.

     THE INFORMIX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" APPROVAL OF THE IMPLEMENTATION OF THE 1997
EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF 4,000,000
SHARES FOR ISSUANCE THEREUNDER.

General

     The Purchase Plan is administrated by a committee of the Board of Directors consisting of not less than two directors
(the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. At present, the Committee is made up of the members of the Corporation's Compensation
Committee.

     Subject to the terms of the Purchase Plan, the Committee has all discretion and authority necessary or appropriate to control and manage the operation and administration of the Purchase Plan, including the power to designate the subsidiaries of the Corporation which will be permitted to participate in the Purchase Plan. As permitted by
Section 423 of the Code, the Committee also may establish a waiting period (not to exceed two years) before new employees may become eligible for the Purchase Plan or exclude certain classes of employees (for example, officers) from participating in the Purchase Plan. The Committee may make whatever rules, interpretations, and computations, and take any other actions to administer the Purchase Plan that it considers appropriate to promote the Corporation's best interests, and to ensure that the Purchase Plan remains qualified under Section 423 of the Code. The Committee may delegate one or more of its functions to any one of its members or to any other person. The Corporation's Board of Directors, in its sole discretion, may amend or terminate the Purchase Plan at any time and for any reason.

Stock Subject to the Purchase Plan

     A maximum of 4,000,000 shares of Common Stock are available for issuance under the Purchase Plan. Shares sold under the Purchase Plan may be newly issued shares or treasury shares. In the event of any stock split or other change in the capital structure of the Corporation, the Committee will make such adjustments, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Purchase Plan.

Eligibility

     Most employees of the Corporation and its participating subsidiaries are eligible to elect to participate in the Purchase Plan. However, an employee is not eligible if he or she (i) normally is scheduled to work less than or equal to 20 hours per week or five months during a calendar year or
(ii) has the right to acquire 5% or more of the voting stock of the Corporation or of any subsidiary of the Corporation. No employees currently are participating in the Purchase Plan, pending approval of the Purchase Plan by stockholders. Approximately 1,790 employees participated in the Corporation's employee stock purchase plan which expires this year. Assuming that the Purchase Plan is approved at the Annual Meeting, it is expected that eligible employees will be offered the opportunity to join the Purchase Plan effective July 1, 1997.

Enrollment and Contributions

     Eligible employees voluntarily elect whether or not to enroll in the Purchase Plan. Employees join for an enrollment period of three months. Employees who have joined the Purchase Plan automatically are re-enrolled for additional rolling three-month periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to Purchase Plan rules). The Committee is authorized to change the duration of future enrollment periods, but no enrollment period may be longer than 12 months. Employees contribute to the Purchase Plan through payroll deductions. Participating employees generally may contribute up to 15% of their eligible compensation through after-tax payroll deductions. The Committee may, from time to time establish a lower maximum permitted contribution percentage or change the definition of eligible compensation. The Committee currently intends to set this maximum at 10% of eligible compensation. After an enrollment period has begun, an employee may not increase or decrease his or her contribution, but the employee may withdraw from the Purchase Plan as described below.

Purchase of Shares

     On the last day of each enrollment period, each participating employee's payroll deductions are used to purchase shares of Common Stock for the employee. The price of the shares purchased will be 85% of the lower of (i) the stock's market value on the first business day of the enrollment period, or (2) the stock's market value on the last business day of the enrollment period. Market value under the Purchase Plan means the closing price of the Common Stock on the NASDAQ/National Market for the day in question. The Committee is permitted to specify a maximum number of shares which may be purchased by any employee. The Committee currently intends to set this maximum at 500 shares per calendar quarter. Also, as required by Section 423 of the Code, no employee may purchase more than $25,000 of stock during any year.

Termination of Participation

     Participation in the Purchase Plan terminates when a participating employee's employment with the Corporation ceases for any reason, the employee withdraws from the Purchase Plan, or the Purchase Plan is terminated or amended such that the employee no longer is eligible to participate.

Tax Information

     Based on management's understanding of current federal income tax laws, the tax consequences of the purchase of shares of common stock under the Purchase Plan are as follows.

     A participating employee will not have taxable income when the shares of common stock are purchased for him or her, but the employee generally will have taxable income when the employee sells or otherwise disposes of stock purchased through the Purchase Plan.

     For shares which are disposed of more than 24 months after the enrollment date for the enrollment period under which the shares were purchased (the "24-month holding period"), gain up to the amount of the discount (if any) from the market price of the stock on the enrollment date is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the 24-month holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the 24-month holding period are taxed at ordinary income rates on the amount of discount received from the stock's market price on the purchase date. Any additional gain (or loss) is taxed to the employee as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

     The Corporation will receive a deduction for federal income tax purposes for the ordinary income an employee must recognize when he or she disposes of stock purchased under the Purchase Plan within the 24-month holding period. The Corporation will not receive such a deduction for shares disposed of after the 24-month holding period.

     The foregoing summary of the effect of federal income taxation upon the participating employee and the Corporation with respect to the purchase of shares under the Purchase Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Number of Shares Purchased by Certain Individuals and Groups

     As described above, no employees currently are participating in the Purchase Plan. Accordingly, and because participation in the Purchase Plan is voluntary on the part of employees, the actual number of shares to be purchased by any individual is not determinable.

     For each of the executive officers named in the Summary Compensation Table and the various indicated groups, the following table sets forth (i) the aggregate number of shares of the Corporation's Common Stock which were purchased under the expiring 1987 Employee Stock Purchase Plan during fiscal 1996, and (ii) the weighted average per share purchase price paid for such shares.


                                         Number of           Average Per
Name and Position                        Shares (#)          Share Price($)
Phillip E. White                            855              21.05
Chairman, President
and Chief Executive
Officer

D. Kenneth Coulter                          583              19.45
Exec. Vice President,
Worldwide Field Operations

Ronald M. Alvarez                           916              20.55
Vice President,
Americas Sales

Howard H. Graham                            876              21.06
Sr. Vice President,
Finance and Chief
Financial Officer

Mike Saranga                                861              21.07
Sr. Vice President,
Product Management
and Development

Edwin C. Winder                             864              21.09
Sr. Vice President,
Japan Operations

All executive officers,                  12,068              20.47
as a group (16 persons)

Outside directors,
as a group(1)                                 0                  0

Non-executive officer
employees, as a group                   537,934              19.56

________________

(1) Directors who are not employees of the Corporation are not eligible to participate in the Purchase Plan.


APPROVAL OF AN AMENDMENT TO THE 1994 STOCK OPTION
AND AWARD PLAN TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE UNDER THE PLAN BY 8,000,000
SHARES
(ITEM C ON PROXY CARD)

     The Corporation has adopted an amendment to the 1994
Stock Option and Award Plan (the "1994 Plan") increasing the number of shares reserved for issuance under the 1994 Plan by 8,000,000 shares ("Additional Shares") to a total of 16,000,000 shares, subject to the approval of the Corporation's stockholders. This amendment will become effective upon stockholder approval.

     The amendment also provides that stock options granted which cover any portion of the Additional Shares may not be repriced by the Corporation without stockholder approval. Repricing includes the reduction of the exercise price of an outstanding option or the grant of a new stock option in exchange for or in substitution of an outstanding stock option.

     Additionally, the amendment limits the number of Additional Shares which may be used for the grant of performance share awards to 10% of the total number of Additional Shares.

     The 1994 Plan was adopted by the Board in order to (i) increase incentive and to encourage stock ownership on the part of key employees of the Corporation and its affiliates,
(ii) align the interests of key employees with those of the Corporation's stockholders and (iii) attract and retain the services of outstanding individuals, upon whose judgment, interest and special effort the Corporation's success is largely dependent.

     As of March 28, 1996, options for 7,008,035 shares of Common Stock were outstanding under the 1994 Plan and 844,351 shares of Common Stock remained available for future awards. To date, no performance share awards have been granted under the 1994 Plan.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting will be required to approve the amendment to the 1994 Plan increasing the number of shares reserved for issuance under the 1994 Plan by 8,000,000 shares. Abstentions and broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum. While abstentions will be counted as votes against this proposal, broker non-votes will not be treated as entitled to vote on this proposal, and accordingly, will not be counted when determining whether or not this proposal has been approved.

     THE INFORMIX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1994 PLAN
INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER
THE 1994 PLAN BY 8,000,000 SHARES.

General

     The 1994 Plan is administrated by a committee of the Board of Directors consisting of not less than two directors
(the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. At present, the Committee is made up of the members of the Corporation's Compensation
Committee.

     The 1994 Plan gives the Committee authority to either award options to purchase shares of Common Stock or award performance shares of Common Stock to be paid to participants on the achievement of certain performance goals set by the Committee with respect to each participant. Options awarded under the 1994 Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonqualified stock options, as determined by the Committee.

     The Committee has all powers and discretion necessary and appropriate to administer the 1994 Plan and to control its operation, including, without limitation, the power to
(i) determine which employees shall be granted awards, (ii) prescribe the terms and conditions of the awards, (iii) interpret the 1994 Plan and the awards, (iv) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 1994 Plan by employees who are foreign nationals or employed outside of the United States,
(v) adopt rules for the administration, interpretation and application of the 1994 Plan and (vi) interpret, amend or revoke any such rules. All determinations and decisions made by the Committee pursuant to the provisions of the 1994 Plan are final, conclusive and binding. The Committee may delegate its authority and powers under the 1994 Plan to one or more directors or officers of the Corporation with respect to awards made to employees who are not executive officers of the Corporation.

     The Board may, in its discretion, alter, amend or terminate the 1994 Plan or any part thereof, at any time and for any reason. However, to the extent required by the 1994 Plan or required to maintain the 1994 Plan's qualification under Rule 16b-3 under the 1934 Act or Section 162(m) of the
 Code, any such amendment shall be subject to stockholder approval. Neither the amendment, suspension nor termination of the 1994 Plan shall, without the consent of the participant, alter or impair any rights or obligations under any award previously granted.

Stock Subject to the 1994 Plan

     The maximum number of shares of the Corporation's
Common Stock which may be awarded under the Corporation's current 1994 Plan is 8,000,000 shares. If the proposed amendment is approved, the maximum number of shares shall increase from 8,000,000 shares to 16,000,000 shares.
If an award is canceled, terminates, expires or lapses for any reason, the shares of stock which were subject to such award are returned to the 1994 Plan and become available for future award under the 1994 Plan.

Eligibility

     The 1994 Plan provides that awards of stock options and performance shares may be granted to employees (including officers and directors who are also employees) of the Corporation and its affiliates, including corporations controlling, controlled by or under common control with the Corporation. Awards of incentive stock options, however, may only be made to employees of the Corporation or its subsidiaries (generally, corporations which are at least 50% owned by the Corporation). The Committee selects the participants and determines the number of shares subject to each award. The 1994 Plan prohibits a single participant from receiving awards of stock options covering more than 250,000 shares during any single fiscal year or awards of performance shares covering more than 100,000 shares during any single fiscal year. The Committee has discretion, however, to award stock options covering up to 500,000 shares to a participant in the fiscal year in which the participant first becomes an employee of the Corporation or is promoted from a position as a non-executive officer to a position as an executive officer.

Stock Options

     Award Agreement. The terms of stock option awards under the 1994 Plan are determined by the Committee. Each award is evidenced by a written agreement between the Corporation and the person to whom the award is made. The award agreement will specify the option price, the expiration date of the option, the number of shares to which the option pertains, any conditions to the exercise of the option and such other terms and conditions as the Committee,
in its discretion, shall determine.   The award agreement
will also specify whether the option is intended to be an incentive stock option or a nonqualified stock option. Generally, no consideration is paid by participants for the grant of a stock option award under the 1994 Plan.

     Option Price. The per share exercise price of each option awarded under the 1994 Plan will be no less than 100% of the fair market value per share on the date the option is awarded. The fair market value of a share of Common Stock of the Corporation is the last quoted selling price for such shares on the date of award, or if there were no sales on such date, the arithmetic mean of the last quoted selling price on the nearest day before and the nearest day after the date of award, as determined by the Committee.
Incentive stock options awarded to stockholders owning more than 10% of the Corporation's outstanding shares are subject to the additional restriction that the exercise price must be at least 110% of the fair market value of a share, as determined above, on the date of award.

     Exercise of Options. Options awarded under the 1994 Plan will be exercisable at such times and subject to such restrictions and conditions (including without limitation, restrictions based on the passage of time or the achievement of certain performance goals) as the Committee shall determine in its discretion. However, an option generally may not be exercisable until at least one year following its date of award. An option may be exercised by giving written notice of the exercise to the Corporation specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Corporation. The option price upon exercise of any option shall be paid to the Corporation in full in cash or its equivalent. The Committee, in its discretion, may also permit exercise by tendering previously acquired shares of the Corporation's Common Stock which have been beneficially owned for at least six months prior to their tender or by any other means which the Committee, in its discretion, determines to provide legal consideration for the shares and to be consistent with the purposes of the 1994 Plan.

     Stock Option Term. The maximum term of stock options awarded under the 1994 Plan is 10 years, except in the case of a participant's death, where the Committee has the discretion to allow the participant's beneficiary up to an additional year to exercise a nonqualified option. An option generally may be exercised for up to one year following termination of employment. However, the Committee reserves the right (and currently intends) to grant options with shorter maximum terms than are specified in this paragraph.

     Nontransferability. An option awarded under the 1994 Plan is nontransferable by the participant other than by will, the laws of descent and distribution or, if permitted by the Committee, beneficiary designation, and is exercisable during the participant's lifetime only by the participant, or in the event of the participant's death, by the executor or administrator of the participant's estate or the participant's designated beneficiary.

Performance Shares

     Award Agreement. The terms of performance share awards under the 1994 Plan are determined by the Committee. Each award is evidenced by a written agreement between the Corporation and the person to whom the award is made. Each award agreement will set forth certain performance goals established by the Committee and the period in which such goals are to be met. The number or value of performance shares that will be paid out to a participant at the end of the performance period will depend on the extent such goals have been met by the participant. The Committee reserves the right to adjust or waive the achievement of the performance goals it has set. No consideration will be paid by participants for performance share awards under the 1994 Plan. While the Committee has discretion to grant performance shares to any employee, the Committee's current intention is to grant performance shares only if such awards would entitle the Corporation to favorable accounting or other treatment which would not be available if the Corporation granted only stock options. To date, no performance share awards have been made under the 1994 Plan. Additionally, the amendment to the 1994 Plan provides that only ten percent of the Additional Shares added by the amendment may be used for the grant of performance share awards.

     Payment of Performance Shares. Payment of earned performance shares is made as soon as practicable after the expiration of the applicable performance period. The Committee, in its discretion, may pay earned performance shares in the form of shares, cash or a combination thereof. Payment of performance shares in cash results in the return of the shares to the 1994 Plan, and the shares subject to an award paid in cash will again be available for grant under the 1994 Plan. Unless otherwise established by the Committee in the applicable award agreement, upon a participant's termination of employment, for any reason, all remaining unearned performance shares shall be forfeited and returned to the 1994 Plan and shall again be available for award under the 1994 Plan.

     Nontransferability. A performance share award is nontransferable other than by will, the laws of descent and distribution or, if permitted by the Committee, beneficiary designation, and a participant's rights under an award are exercisable during the participant's lifetime only by the participant, or in the event of a participant's death, by the executor or administrator of the participant's estate or the participant's designated beneficiary.

Term

     The term of the 1994 Plan shall remain in effect until terminated by the Board of Directors. However, without further stockholder approval, no incentive stock option may be awarded under the 1994 Plan after March 22, 2004.

Changes in Corporate Structure

     In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Corporation affecting the shares, such adjustment shall be made in the number and class of shares which may be delivered under the 1994 Plan, and in the number and class of or price of shares subject to outstanding awards under the 1994 Plan, as the Committee, in its discretion, shall determine to be appropriate to prevent dilution or diminution of awards under the 1994 Plan.

Tax Information

     Based on management's understanding of current federal income tax laws, the tax consequences of the grant and exercise of stock options and the award of performance shares are as follows.

     Options awarded under the 1994 Plan may be either
"incentive stock options," as defined in Section 422 of the Code, or nonqualified stock options.

     If an option awarded under the 1994 Plan is an incentive stock option, the participant will recognize no income upon award of the incentive stock option and incur no tax liability due to the exercise unless the participant is subject to the alternative minimum tax. The Corporation will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after award of the option and one year after receipt of the shares by the participant any gain will be treated as long-term capital gain. If these holding periods are not satisfied, the participant will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sales price of the shares. The Corporation will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

     All other options which do not qualify as incentive stock options are referred to as nonqualified options. A participant will not recognize any taxable income at the time the participant is awarded a nonqualified option. However, upon its exercise, the participant will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Generally, the Corporation will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. The income recognized by a participant who is also an employee of the Corporation will be subject to tax withholding by the Corporation by payment in cash or out of the current earnings paid to the participant. Upon resale of such shares by the participant, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

     Generally, no income will be recognized by a participant in connection with an award of performance shares. When the performance share award is paid, the participant will generally be required to include as taxable ordinary income in the year of payment an amount equal to the amount of cash received and the fair market value of any shares of Common Stock received. Generally, the Corporation will be entitled to a deduction in the same amount as the ordinary income recognized by the participant. The income recognized by a participant who is also an employee of the Corporation will be subject to tax withholding by the Corporation by payment of cash or out of the current earnings paid to the participant. Upon resale of any such shares by the participant, any difference between the sales price and the amount previously recognized as ordinary income as provided above will be treated as capital gain or loss.

     Section 162(m) of the Code contains rules regarding the federal income tax deductibility of compensation paid to the Corporation's Chief Executive
Officer and to each of its next four most highly compensated executive officers. Under Section 162(m), the Corporation may deduct compensation paid to such an executive only to the extent that it does not exceed $1,000,000 during any fiscal year, or complies with certain conditions, including payment pursuant to a performance based plan approved by stockholders.

     The 1994 Plan is designed to qualify under section 162(m) by (i) placing numerical limits on the number of options and performance shares which may be granted to any individual, and (ii) specifying certain performance criteria which the Committee may make applicable to grants of performance shares. Specifically, the 1994 Plan provides that the Committee, in its discretion, may choose to make vesting of performance shares contingent upon the attainment of goals relating to revenue of the Corporation, return on stockholders' equity, and/or earnings per share. Any such goals will be determined by the Committee at the time of grant and reflected in the written award agreement. (As described in the preceding section, the Committee has broad discretion to set other performance goals, as well.) By qualifying the 1994 Plan under Section 162(m), the Corporation is seeking to ensure that it will be able to receive a federal income tax deduction with respect to compensation paid under the 1994 Plan to the Corporation's executive officers.

     The foregoing summary of the effect of federal income taxation upon the participant and the Corporation with respect to the award and exercise of stock options and the award and payment of performance shares under the 1994 Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Number of Stock Option Awards To Certain Individuals and
Groups

     For each of the executive officers named in the Summary Compensation Table and the various indicated groups, the following table sets forth the (i) aggregate number of shares of Common Stock subject to options granted under the 1994 Plan during 1996 and (ii) the weighted average exercise price per share of the options granted.

                                    Number of
                                    Securities Underlying    Weighted Average
Name and Position                   Options Granted (#)      Exercise Price ($/Sh)
Phillip E. White                      200,000                24.125
Chairman, President
and Chief Executive
Officer

D. Kenneth Coulter                    195,000                24.022
Exec. Vice President,
Worldwide Field Operations

Ronald M. Alvarez                      75,000                30.292
Vice President,
Americas Sales

Howard H. Graham                      100,000                24.125
Sr. Vice President,
Finance and Chief
Financial Officer

Mike Saranga                          100,000                24.125
Sr. Vice President,
Product Management
and Development

Edwin C. Winder                        30,000                24.125
Sr. Vice President,
Japan Operations

All executive officers,             1,283,000                23.683
as a group (16 persons)

Outside directors,
as a group(1)                               0                     0

Non-executive officer
employees, as a group               3,582,543                23.719

________________

(1) Directors who are not employees of the Corporation are not eligible to participate in the 1994 Plan, but instead receive an automatic stock option award covering 15,000 shares under the 1989 Outside Directors Stock Option Plan upon election or re-election to the Corporation's Board of Directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM D ON PROXY CARD)

     The Board selects the Corporation's independent auditors on an annual basis for each ensuing fiscal year, to serve at the discretion of the Board. The Informix Board of Directors has engaged Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Corporation for fiscal year 1997.

     If the stockholders, by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting, do not ratify the appointment of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board.
Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be considered as cast either for or against ratification, and accordingly, will not be counted when determining whether or not ratification has occurred. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board feels that such a change would be in the best interests of the Corporation and its stockholders.

     Ernst & Young LLP has audited the financial statements of the Corporation since 1988. A representative of Ernst &
Young LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions.

     THE INFORMIX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE FOR RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS.


OTHER BUSINESS

     The Board knows of no business which will be presented for consideration at the Annual Meeting other than as stated herein and in the Notice of Meeting attached hereto. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters as directed by the Board of Directors.


STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL
MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Corporation
(i) must be received by the Corporation at its offices no later than December 15, 1997, and (ii) must satisfy the conditions established by the Securities and Exchange
Commission for stockholder proposals to be included in the Corporation's Proxy Statement for that meeting.


EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to or earned by the Corporation's Chief Executive Officer and the Corporation's five other most highly compensated executive officers for services rendered to the Corporation during the fiscal years ended December 31, 1996, 1995 and 1994:

SUMMARY COMPENSATION TABLE


                                                       Long Term
                                                       Compensation
                                                       Awards
                                       Annual          Securities
                                     Compensation       Underlying  All Other
Name and                           Salary    Bonus     Options      Compensation
Principal Position         Year    ($)       ($)       (#)(1)       ($)
Phillip E. White           1996    461,667         0   200,000       4,284(2)
Chairman, President        1995    421,667   400,000   250,000       4,256
and Chief Executive        1994    387,000   300,000   100,000       3,000
Officer

D. Kenneth Coulter (3)     1996    283,235   174,985   195,000      83,045(4)
Exec. Vice President,      1995    227,100   194,102    60,000      29,617
Worldwide Field            1994    210,082   128,622    35,000      25,494
Operations

Ronald M. Alvarez (5)      1996    205,625    74,546    75,000       3,537(6)
Vice President,            1995    148,333   185,914    40,000       3,160
Americas Sales             1994    100,067   127,688    20,000       2,518

Howard H. Graham (7)       1996    261,333         0   100,000       3,566(8)
Sr. Vice President,        1995    244,333   200,000   120,000       3,363
Finance and Chief          1994    226,667   130,000    50,000       2,406
Financial Officer

Mike Saranga               1996    245,667         0   100,000      45,875(9)
Sr. Vice President,        1995    229,333   168,000   130,000       5,525
Product Management         1994    212,000   150,000    40,000       3,844
and Development

Edwin C. Winder            1996    219,375    13,656    30,000       3,566(10)
Sr. Vice President,        1995    206,667   145,725    50,000       3,363
Japan Operations           1994    193,750   126,142    30,000       2,406

_______________

(1) Adjusted to give effect to the two for one stock split effected in the form of stock dividends declared in June
1995.

(2) Includes $2,484 for group paid life insurance paid by the Corporation and $2,000 for a 401K Plan corporate matching contribution.

(3) Adjusted to US dollar equivalents based on foreign exchange rates on December 31, 1996, 1995 and 1994, respectively.

(4) Includes $1,829 for group paid life insurance paid by the Corporation and $81,216 paid into a pension plan for Mr. Coulter.

(5) Mr. Alvarez became an executive officer of the Corporation on January 2, 1996.

(6) Includes $1,537 for group paid life insurance paid by the Corporation and $2,000 for a 401K Plan corporate matching contribution.

(7) Mr. Graham resigned as an executive officer of the Corporation at the end of 1996.

(8) Includes $1,566 for group paid life insurance paid by the Corporation and $2,000 for a 401K Plan corporate matching contribution.

(9) Includes $4,050 for group paid life insurance paid by the Corporation and $2,000 for a 401K Plan corporate matching contribution. Also includes $39,825 of principal and interest forgiven by the Corporation under a promissory note given by Mr. Saranga to the Corporation.

(10) Includes $1,566 for group paid life insurance paid by the Corporation and $2,000 for a 401K Plan corporate matching contribution.


OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                        NUMBER OF                                                     POTENTIAL REALIZABLE VALUE
                        SECURITIES       % OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                        UNDERLYING       OPTIONS GRANTED   EXERCISE                   STOCK PRICE APPRECIATION
                        OPTIONS          TO EMPLOYEES      PRICE         EXPIRATION   FOR OPTION TERM (3)
NAME                    GRANTED (#)(1)   IN FISCAL YEAR    ($/SH)(2)     DATE         5% ($)      10% ($)
Phillip E. White (4)    200,000          3.50              24.125        5/16/2006    3,034,417   7,689,807

D. Kenneth Coulter       40,000          0.70              33.375        1/31/2006      839,574   2,127,646
                         35,000          0.61              24.125        5/16/2006      531,023   1,345,716
                        120,000          2.10              20.875        11/8/2006    1,575,381   3,992,325

Ronald M. Alvarez        50,000          0.87              33.375        1/31/2006    1,049,468   2,659,558
                         25,000          0.44              24.125        5/16/2006      379,302     961,226

Howard H. Graham (4)    100,000          1.75              24.125        5/16/2006    1,517,208   3,844,904

Mike Saranga            100,000          1.75              24.125        5/16/2006    1,517,208   3,844,904

Edwin C. Winder          30,000          0.52              24.125        5/16/2006      455,162   1,153,471

_______________


(1) Options granted in 1996 are exercisable starting 12 months after the grant date, with 25% of the shares becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. Under the terms of the option plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(3) The 5% and the 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of the future Common Stock price. Of course, the actual realizable value of the stock options will depend on the appreciation of the stock price and the executive officer's continued employment with the Corporation through the applicable vesting periods of the stock options.

(4) The terms of the stock options granted to Messrs. White and Graham in 1996 and prior years provide that such stock options shall become fully vested and immediately exercisable in the event of a change in control of the Corporation. A change in control of the Corporation is defined as a sale or exchange of securities by the stockholders of the Corporation, a merger involving the Corporation or a sale of all or substantially all of the assets of the Corporation, wherein the stockholders of the Corporation immediately before the sale or exchange, merger or sale of assets do not retain, directly or indirectly, at least a majority of the beneficial interests in the voting securities of (i) the Corporation, in the event of a sale or exchange, (ii) the resultant corporation, in the event of a merger, or (iii) the transferee corporation or corporations, in the event of a sale of assets.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                    SHARES                             UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS AT
                    ACQUIRED ON      VALUE             AT FISCAL YEAR-END (#)            FISCAL YEAR END ($)(1)
NAME                EXERCISE (#)     REALIZED ($)(1)   EXERCISABLE UNEXERCISABLE         EXERCISABLE UNEXERCISABLE
Phillip E. White    140,000          3,219,368         1,037,500   382,500               14,669,971  2,802,188
D. Kenneth Coulter   50,000          1,111,560           207,500   105,000                2,748,199    840,000
Ronald M. Alvarez    52,000            754,562            10,000    50,000                   36,250    355,000
Howard H. Graham    125,000          2,187,310            60,000         0                  506,250          0
Mike Saranga         65,000            899,842            67,500   217,500                  439,842  1,569,684
Edwin C. Winder      30,000            543,100           242,500    87,500                3,995,617    700,938

_______________

(1) Market value of the underlying securities at exercise date or year-end, as the case may be, minus the exercise price.


TRANSACTIONS WITH MANAGEMENT

     In June 1993, the Corporation made a loan in the principal amount of $150,000 to Mr. Saranga, Senior Vice President, Product Management and Development, in connection with his accepting employment by the Corporation. The loan is secured by a second deed of trust on property acquired by Mr. Saranga in California and was originally due and payable in full on the earliest of June 2, 1995, the date Mr. Saranga sold his Connecticut property or the date Mr. Saranga's employment with the Corporation was terminated.
In June 1995, Mr. Saranga and the Corporation amended the loan to increase the interest rate of 3.56% per annum to 6.55% per annum and to provide that $30,000 of principal, and accrued interest, shall be forgiven on June 2, 1996 and each anniversary thereafter provided Mr. Saranga remains an employee of the Corporation. The loan continues to provide that the full amount of unpaid principal and accrued interest will become immediately due and payable on the date Mr. Saranga's employment with the Corporation is terminated for any reason.

     Mr. Knorp, a director of the Corporation, is of counsel to the law firm of Gray Cary Ware & Freidenrich, which provided legal services to the Corporation in 1996 in connection with corporate, licensing and trademark matters.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities
Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

     The duty of the Compensation Committee of the Corporation (the "Committee") is to set and administer policies for the Corporation's compensation programs, which include base and incentive pay plans, stock option and employee stock purchase plans, and other employee benefit plans. The Committee is comprised of three outside members of the Board of Directors: Messrs. Koch, McDonnell and Yansouni.

     The Corporation, at the request of the Committee, has retained the services of Towers Perrin to assist the Committee in connection with its duties. Towers Perrin has provided these services to the Committee since 1991. As part of these services, Towers
Perrin advises the Committee on the reasonableness of compensation paid to executive officers of the Corporation and how the overall level of compensation paid to executive officers compares to that paid by other companies that compete with the Corporation for executive employees (the "Comparison
Companies").

     The Comparison Companies are a group of companies in the computer industry that are either the source of executive employees for the Corporation or which offer employment to candidates from the Corporation. The Comparison Companies are generally headquartered in the same geographic area as the Corporation and have similar international presences, market capitalizations and numbers of employees. They comprise approximately 40% of the companies in the Software Product Group of the Hambrecht & Quist Software Sector Index shown on the stock comparison graph below. The Committee believes that the Comparison Companies is the best group for comparing the Corporation's compensation levels because the Corporation competes with this group of companies for employees.
The companies that comprise the H&Q Software Sector Index, the group used for stock performance, are the best for evaluating the Corporation's stock performance because they most closely represent the companies whose products and services compete with those of the Corporation.

     Based upon the advice that the Committee receives from Towers Perrin, the Committee sets the annual compensation (base salary plus incentive compensation) of and stock option grants to the CEO. In addition, the Committee reviews the annual compensation and stock option grants recommended by management for all executive officers, and with the advice of Towers Perrin, approves compensation levels and stock option grants.

     The Committee believes that annual compensation and benefit plans need to be managed as an investment in the Corporation's employees with the expectation that the employees will contribute to defined levels of financial performance and return to the Corporation's investors. An individual's annual compensation and stock option grants will vary in relation to the individual's position with the Corporation and that person's individual performance. The goal is to target base salaries at the 50th percentile of that provided by the Comparison Companies and to provide a total cash compensation opportunity through incentive bonuses at the 75th percentile for superior performance. The stock option grants given to employees are intended to provide long-term incentive compensation and as supplemental retirement benefits for employees. Grants are generally targeted at the 50th percentile of that provided by the Comparison Companies with grants to superior performing employees targeted at the 75th percentile.
In making stock grants, the Committee also considers the historical and expected contributions of the employee and previous grants to that employee.

     Other than a 401K Plan for US employees and as required by competitive practice or law in certain foreign countries where the Corporation has offices and employees, the Corporation does not provide retirement benefits for its employees.

     The total compensation program is designed to support and complement the Corporation's mission, management philosophy, business strategies and employee relations goals; attract and retain able, skilled and motivated employees; and allow international locations to adapt compensation plans to local customs and requirements.

     The CEO and all other executive officers receive a base salary that is generally adjusted annually to reflect changes in market conditions, the Corporation's performance and individual responsibilities. In addition, the CEO and all other executive officers and certain other key management employees participate in an annual Executive Incentive Compensation Plan (the "EICP").
Bonuses paid under the EICP are based on the officer's performance and on the performance of the Corporation as measured by financial objectives established by the Committee at the beginning of each fiscal year. In 1995 and again in 1996, the corporate financial objectives were and are operating profit and revenue growth, each rated equally in importance. The financial objectives are reviewed by the Committee each year and those used in a particular year are intended to reflect those areas most necessary to maximize the return to investors. Depending on the employee's level, target compensation under the EICP ranges from 20% to 60% of the employee's base salary.
If the Corporation's financial and the individual's personal objectives are exceeded it is possible for the actual bonus amounts to exceed the target amounts.

     Mr. White's base salary for 1996 was determined by review of base salaries paid to CEO's of the Comparison Companies. Mr.
White's base salary for 1996 was at the median of the CEO salaries of the Comparison Companies based on information available for salaries paid in 1995. Mr. White's 1996 EICP participation was based 80% on the Corporation's financial performance and 20% on his personal performance.

     Messrs. Coulter, Alvarez and Winder participate in the EICP, but, in addition to the objectives described above, a portion of their incentive compensation is determined by the results of their respective sales organizations.

     Because the Corporation did not meet the corporate financial objectives set by the Committee, Mr. White and the other executive officers of the Corporation did not receive any payments under the EICP for 1996.

     During 1996, the Committee considered and granted stock options to the executive officers of the Corporation, including Mr. White. Each of the officers received grants based on his or her performance, level of responsibility, historical and expected contribution to the Corporation's success and previous grants. Mr. White received a stock option grant covering 200,000 shares based on his senior position with the Corporation, his previous grants and his past and expected contributions to the Corporation's future success. Each option was granted at the fair market value on the date of grant and will only be of value to the employee if, and when, the price of the Corporation's stock exceeds the exercise price of the option and only if the employee remains with the Corporation until the option vests.

     The Committee has been advised that none of the Corporation's executive officers have received compensation in 1996 that will result in the loss of a corporate federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended. In the future it is the intention of the Committee to design compensation plans for executive officers in such a way that the compensation is deductible under Section 162(m).

Compensation Committee Members:

                                James L. Koch
                                Thomas A. McDonnell
                                Cyril J. Yansouni


CORPORATION STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder returns for the Corporation, the Nasdaq Stock Market Index (US) and the Hambrecht & Quist Software Sector
Index for the period commencing on the last trading day in December 1991 and ending on the last trading day in December 1996.


COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)

[The performance graph has been omitted and is described in the appendix filed herewith. The following table sets forth the data points plotted on the omitted graph.]

                                 1991    1992    1993    1994    1995    1996
Informix                         $100    $527    $618    $935    $1,745  $1,185
Nasdaq Stock Market Index (US)   $100    $116    $134    $131      $185    $227
H&Q Software Sector Index        $100    $112    $120    $151      $217    $263

______________

(1) Cumulative total stockholder returns assume that $100 was invested on the last trading day in December 1991 at the closing sales price in the Corporation's Common Stock and each index and that all dividends were reinvested. No cash dividends have been declared on the Corporation's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

     The Nasdaq Stock Market Index (US) was prepared by the
Center for Research in Security Prices and includes all U.S.
Nasdaq Stock Market companies.

     The H&Q Software Sector Index is a subset of the H&Q
Technology Index and is comprised of publicly traded stocks considered by H&Q as representative of the software marketplace as a whole.

By Order of the Board of Directors,


David H. Stanley, Secretary

APPENDIX TO PROXY STATEMENT
FOR ELECTRONICALLY FILED DOCUMENT

1.  Performance Graph.  The performance graph required by
Item 402(l) of Regulation S-K is set forth in the paper copy of the Proxy Statement immediately following the caption
"COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN".

     The performance graph plots the data points listed below the graph for the data sets (i) Informix, (ii) Nasdaq Stock
Market Index (US) and (iii) H&Q Software Sector Index. The graph has a horizontal axis at its bottom which lists from left to right the dates Dec-91, Dec-92, Dec-93, Dec-94, Dec-95 and Dec-96. The graph has a vertical axis at its left which lists from bottom to top the numbers 0, 400, 800, 1200, 1600 and 2000. The data points for each data set are plotted on the graph and are connected by a line. The line connecting the data points in the Informix data set is bold, while the lines connecting the data points in the Nasdaq Stock Market Index (US) data set and the H&Q Software Sector Index data set are normal and dashed, respectively.

PROXY

INFORMIX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.

     The undersigned hereby appoints Phillip E. White and David H. Stanley and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Informix Corporation, to be held at the Corporation's headquarters located at 4100 Bohannon Drive, Menlo Park, California, on Thursday,
May 22, 1997 at 5:00 p.m., local time, and at any continuation or adjournment thereof, with all the powers which the undersigned might have if personally present at the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated April 14, 1997, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

     WHERE NO CONTRARY CHOICE IS INDICATED BY THE
STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE
VOTED FOR SUCH PROPOSALS AND WITH DISCRETIONARY
AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY
COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED
AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

A.     Election of Class I Director:

         Nominee: Cyril J. Yansouni

         FOR /  /          WITHHELD /  /

B.      To approve the implementation of the 1997 Employee Stock
Purchase Plan and the reservation of 4,000,000 shares for issuance thereunder.

          FOR /  /     AGAINST /  /     ABSTAIN /  /

C. To approve an amendment to the 1994 Stock Option and Award Plan to increase the number of shares reserved for issuance under the plan by 8,000,000 shares.

          FOR /  /     AGAINST /  /     ABSTAIN /  /

D. To approve the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1997.

         FOR /  /     AGAINST /  /     ABSTAIN /  /

E. To transact such other business as may properly come before the meeting.


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /

     Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.


Signature:__________________  Date_____________

Signature:__________________  Date_____________